UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2011

LIGAND PHARMACEUTICALS

INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, California 92037

(Address of principal executive offices) (Zip Code)

(858) 550-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 8.01.	Other Events.

On January 6, 2011, Ligand Pharmaceuticals Incorporated (“Ligand”) and Chiva Pharmaceuticals, Inc. (“Chiva”) entered into a License Agreement which grants Chiva licenses for clinical development, in China, of pradefovir in hepatitis B and MB07133 in hepatocellular carcinoma. Ligand also granted Chiva a non-exclusive HepDirect technology license for the discovery, development and worldwide commercialization of new compounds in hepatitis B, hepatitis C and hepatocellular carcinoma. HepDirect is a liver-specific drug targeting technology for chemically modifying the molecule to render it inactive until the modification is cleaved off by a liver-specific enzyme. Chiva, located in Los Altos Hills, California, is an affiliate of Hainan Kaihua Pharmaceutical Co., Ltd.

Under the terms of the License Agreement, Ligand is to receive an upfront licensing fee of $500,000 by April 6, 2011. Ligand is also entitled to receive an additional $500,000 licensing fee by December 31, 2011 and an annual licensing fee of $25,000 by January 30 of each year, beginning in 2011. Ligand also can potentially earn more than $100 million from milestones and royalties on potential sales. Ligand will also receive an undisclosed percentage of any revenue generated by Chiva from sublicensing collaboration compounds to third parties in a major market outside China. Ligand also has the potential to earn a 10% equity position in Chiva in the future as a milestone payment.

As previously announced, Ligand, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), acquired Metabasis Therapeutics, Inc. (“Metabasis”) on January 27, 2010 (the “Merger”).

Through the Merger, Ligand acquired (among other things) Metabasis’ pradefovir, MB07133 and HepDirect programs.

The Merger consideration paid to the former Metabasis stockholders included an aggregate of 35,147,294 “General” contingent value rights (“General CVRs”) governed by a “General” Contingent Value Rights Agreement dated January 27, 2010 (the “General CVR Agreement”). The General CVR Agreement provides (among other things) for the payment to the holders of the General CVRs, pro rata and after certain defined reductions, of 50% of any cash proceeds received in connection with licensing of programs such as pradefovir and HepDirect and 30% of any cash proceeds received in connection with licensing of MB07133.

When and if the first $500,000 licensing fee payment and $25,000 annual licensing fee are actually received by Ligand from Chiva, Ligand shall send Mellon Investor Services LLC, as Rights Agent under the General CVR Agreement (the “Rights Agent”), an achievement certificate or certificates certifying that the holders of General CVRs are entitled to receive pro rata $143,042 calculated as follows:

50% of the $150,000 gross licensing fee regarding pradefovir = $75,000; plus 30% of the $350,000 gross licensing fee regarding MB07133 = $105,000; plus 40% of the $25,000 gross annual licensing fee = $10,000; minus $45,513 of reasonable costs and expenses incurred in connection with the License Agreement (including reasonable attorneys fees and broker commissions); and then minus 1% of such $144,487 subtotal to be contributed to the Stockholders’ Representative Fund established pursuant to the Merger Agreement = $190,000 minus $45,513 and further minus $1,445 = $143,042;

and deliver the $143,042 to the Rights Agent. Then (assuming the first $500,000 licensing fee payment and $25,000 annual licensing fee are actually received by Ligand on a timely basis), on July 1, 2011, the Rights Agent shall distribute the $143,042 pro rata (i.e., approximately $0.004 cash for each General CVR) to the holders as of June 28, 2010 (the third business day before July 1, 2011) of the General CVRs.

When and if the second $500,000 licensing fee payment and $25,000 annual licensing fee are actually received by Ligand from Chiva, Ligand shall send the Rights Agent an achievement certificate or certificates certifying that the holders of General CVRs are entitled to receive pro rata $188,100 calculated as follows:

50% of the $150,000 gross licensing fee regarding pradefovir = $75,000; plus 30% of the $350,000 gross licensing fee regarding MB07133 = $105,000; plus 40% of the $25,000 gross annual licensing fee = $10,000; and then minus 1% of such $190,000 subtotal to be contributed to the Stockholders’ Representative Fund established pursuant to the Merger Agreement = $190,000 minus $1,900 = $188,100;

and deliver the $188,100 to the Rights Agent. Then (assuming the second $500,000 licensing fee payment and $25,000 annual licensing fee are actually received by Ligand on a timely basis), on July 1, 2012, the Rights Agent shall distribute the $188,100 pro rata (i.e., approximately $0.005 cash for each General CVR) to the holders as of June 26, 2012 (the third business day before July 1, 2012) of the General CVRs.

The holders of the General CVRs could also become entitled to additional cash payments when, as and if Ligand/Metabasis receives any cash proceeds from any such potential milestones, royalties, percentage of sublicensing revenue and/or the 10% equity position.

On January 26, 2011, Ligand and the Rights Agent (with the consent of David F. Hale, the Stockholders’ Representative appointed under the Merger Agreement) entered into an Amendment of the General CVR Agreement, in order to clarify and confirm certain matters consistent with the description set forth above.

Item 9.01	Financial Statements and Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment of “General” Contingent Value Rights Agreement, dated January 26, 2011 [original agreement was dated January 27, 2010]

99.1	Press release regarding License Agreement with Chiva Pharmaceuticals, Inc.—January 6, 2011

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. Ligand cautions readers that any forward-looking information is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Words such as “will,” “potential,” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, the expected timing and possibility of payments being made under the CVR agreement, and other statements that are not historical facts. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are the risks that payment events which would produce proceeds for the CVR holders may not occur on a timely basis, or ever; the requirement to obtain approval to transfer funds from China; the limited resources of Chiva and its parent; and development, regulatory and commercialization risks related to the licensed technologies. Additional important factors that may affect future results are detailed in Ligand’s filings with the SEC, including its recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. Ligand disclaims any obligation to update these forward-looking statements beyond the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: January 31, 2011	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary